          As filed with the Securities and Exchange Commission on July 14, 1995

                                                    Registration No. 33-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              ____________________

                                    Form S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              ____________________

                               ALTERA CORPORATION
               (Exact name of issuer as specified in its charter)

            CALIFORNIA                                     77-0016691
   (State of incorporation)                             (IRS Employer
                                                      Identification No.)

                              2610 Orchard Parkway
                        San Jose, California  95134-2020
                    (Address of principal executive offices)
                            _______________________

                             1987 Stock Option Plan
                       1987 Employee Stock Purchase Plan
                        1988 Director Stock Option Plan
                            (Full Title of the Plan)
                             ______________________

                                  RODNEY SMITH
                                   President
                               ALTERA CORPORATION
                              2610 Orchard Parkway
                        San Jose, California 95134-2020
                    (Name and address of agent for service)

                                 (408) 894-7000
         (Telephone number, including area code, of agent for service)

                            ________________________

                                   Copies to:
                           THOMAS C. DeFILIPPS, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050


================================================================================

                                      CALCULATION OF REGISTRATION FEE
========================================================================================================================


                                                                   Proposed Maximum    Proposed Maximum       Amount of
             Title of Securities                Amount to be        Offering Price         Aggregate        Registration
              to be Registered                   Registered*          Per Share*        Offering Price           Fee
========================================================================================================================
 Common Stock
   -  1987 Stock Option Plan                         1,300,000          $50.75(1)        $65,975,000.00      $22,750.16
   -  1987 Employee Stock Purchase Plan                200,000           43.14(2)          8,628,000.00        2,975.19
   -  1988 Director Stock Option Plan                  100,000           50.75(1)          5,075,000.00        1,750.01
                                                     ---------                           --------------      ----------
                                                     1,600,000                           $79,678,000.00      $27,475.36
 TOTALS:


* All price and share amounts reflect a 2-for-1 split of the Company's Common Stock paid May 31, 1995, to shareholders of record on May 10, 1995.

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low price reported by The Nasdaq National Market on July 12, 1995.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of 85% of the average of the high and low price reported by The Nasdaq National Market on July 12, 1995.

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Information Incorporated by Reference.

         The Registrant hereby incorporates by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1994, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, filed pursuant to Section 13(a) of the Exchange Act.

         3. The Company's Report on Form 10-C as filed on May 15, 1995, pursuant to Section 13(a) of the Exchange Act.

         4. The Company's Current Report on Form 8-K as filed on June 9, 1995, pursuant to Section 13(a) of the Exchange Act.

         5. The Company's Current Report on Form 8-K as filed on June 22, 1995, pursuant to Section 13(a) of the Exchange Act.

         6. The Company's Current Report on Form 8-K as filed on June 23, 1995, pursuant to Section 13(a) of the Exchange Act.

         7. The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A filed on March 18, 1988, under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating any such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 6.  Indemnification of Directors and Officers.

         The Registrant's Articles of Incorporation and Bylaws require the Registrant to indemnify officers and directors of the Registrant to the full extent permitted by Section 317 of the California General Corporation Law and applicable law. Section 317 of the California General Corporation law makes provisions for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant has entered into indemnification agreements to such effect with its officers and directors.

Item 8.  Exhibits.

            Exhibit
            Number
            ------
              5.1     Opinion of Wilson, Sonsini, Goodrich & Rosati,
                      Professional Corporation
             10.1     1987 Stock Option Plan (Restated Effective May 10, 1995)
             10.2     1987 Employee Stock Purchase Plan (Restated Effective May 10, 1995)
             10.3     1988 Director Stock Option Plan (Restated Effective May 10, 1995)
             23.1     Consent of Price Waterhouse LLP
             23.2     Consent of Wilson, Sonsini, Goodrich & Rosati,
                      Professional Corporation (contained in Exhibit 5.1)
             24.1     Power of Attorney (see page II-4)

Item 9. Undertakings.

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Bylaws, indemnification agreements, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on July 14, 1995.


                                                   ALTERA CORPORATION

                                                   By:  /s/ RODNEY SMITH
                                                       -----------------------
                                                       Rodney Smith, President

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rodney Smith and Thomas J. Nicoletti jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



         SIGNATURE                                TITLE                                                DATE
- ----------------------------               ---------------------                                ------------------


/s/ RODNEY SMITH                           President and Chief Executive Officer
- ----------------------------               (Principal Executive Officer), and                          July 14, 1995
Rodney Smith                               Chairman of the Board of Directors


/s/ THOMAS J. NICOLETI                     Vice President, Finance and Chief
- ----------------------------               Financial Officer (Principal Financial                      July 14, 1995
Thomas J. Nicoletti                        and Accounting Officer)


/s/ PAUL NEWHAGEN                          Vice President, Administration and
- ----------------------------               Director                                                    July 14, 1995
Paul Newhagen

/s/ MICHAEL A. ELLISON
- ----------------------------               Director
Michael A. Ellison                                                                                     July 14, 1995


/s/ ROBERT W. REED                         Director
- ----------------------------
Robert W. Reed                                                                                         July 12, 1995


                                           Director
- ----------------------------                                                                      ____________, 1995
William E. Terry

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                     _____________________________________

                                    EXHIBITS

                     _____________________________________

                       Registration Statement on Form S-8

                               Altera Corporation

                                 July 14, 1995

                               INDEX TO EXHIBITS


      Exhibit
      Number                                      Description
- -------------------------------------------------------------------------------------------
        5.1        Opinion of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation
       10.1
                  1987 Stock Option Plan (Restated Effective May 10, 1995)
       10.2
                  1987 Employee Stock Option Plan (Restated Effective May 10, 1995)

       10.3
                  1988 Director Stock Option Plan (Restated Effective May 10, 1995)
       23.1
                  Consent of Price Waterhouse LLP

       23.2       Consent of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation (Contained in
                  Exhibit 5.1)

       24.1       Power of Attorney (See page II-4)